EXHIBIT 99.1

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

with

INDEPENDENT AUDITORS’ REPORT THEREON

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

INDEX

Page

Independent Auditors’ Report	1-2

Combined Financial Statements:

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7-19

INDEPENDENT AUDITORS’ REPORT

To the Management of
Griffin-American Healthcare REIT IV, Inc.

We have audited the accompanying combined financial statements of Central Florida Senior Housing Portfolio (the “Portfolio”), which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of operations, equity and cash flows for the years then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Central Florida Senior Housing Portfolio as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
November 29, 2017

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

COMBINED BALANCE SHEETS

	September 30,	December 31,
	2017	2016	2015
	(Unaudited)
ASSETS

Real estate investments, net	$97,838,000	$99,534,000	$101,998,000
Cash and cash equivalents	4,097,000	5,354,000	5,579,000
Receivables and other assets, net	4,103,000	3,460,000	3,012,000

Total Assets	$106,038,000	$108,348,000	$110,589,000

LIABILITIES AND EQUITY

Mortgage notes payable, net	$66,797,000	$67,684,000	$68,546,000
Accrued expenses and other liabilities	3,442,000	2,850,000	1,812,000
Due to affiliates	973,000	774,000	586,000

Total Liabilities	71,212,000	71,308,000	70,944,000

Commitments and contingencies (Note 8)

Total Equity	34,826,000	37,040,000	39,645,000

Total Liabilities and Equity	$106,038,000	$108,348,000	$110,589,000

See accompanying notes to combined financial statements

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

	For The Nine Months Ended September 30,		For The Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)
Revenues:
Resident fees and services	$25,693,000	$25,594,000	$34,370,000	$32,763,000
Total revenues	25,693,000	25,594,000	34,370,000	32,763,000

Expenses:
Property operating expenses	20,837,000	20,125,000	27,034,000	25,842,000
Depreciation and amortization	3,820,000	3,621,000	4,863,000	8,203,000
Interest expense	2,446,000	2,365,000	3,153,000	2,936,000
Other expense	386,000	—	—	—
Total expenses	27,489,000	26,111,000	35,050,000	36,981,000

Net Loss	$(1,796,000)	$(517,000)	$(680,000)	$(4,218,000)

See accompanying notes to combined financial statements

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF EQUITY

For The Nine Months Ended September 30, 2017 (Unaudited) and
For The Years December 31, 2016 and 2015

Balance at January 1, 2015	$68,479,000

Net loss	(4,218,000)

Distributions	(24,616,000)

Balance at December 31, 2015	39,645,000

Net loss	(680,000)

Distributions	(1,925,000)

Balance at December 31, 2016	37,040,000

Net loss (unaudited)	(1,796,000)

Distributions (unaudited)	(418,000)

Balance at September 30, 2017 (unaudited)	$34,826,000

See accompanying notes to combined financial statements

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended September 30,		For The Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(1,796,000)	$(517,000)	$(680,000)	$(4,218,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	3,820,000	3,621,000	4,863,000	8,203,000
Amortization of deferred financing costs	369,000	354,000	471,000	423,000
Amortization of deferred revenue, net	(26,000)	(27,000)	(22,000)	39,000
Amortization of premium on mortgage notes payable	(456,000)	(447,000)	(603,000)	(74,000)
Provision for uncollectible receivables	312,000	340,000	448,000	876,000
Changes in:
Receivables and other assets, net	(643,000)	(1,165,000)	(448,000)	1,328,000
Due to affiliates	(199,000)	(371,000)	(188,000)	403,000
Accrued expenses and other liabilities	(592,000)	(1,022,000)	(1,038,000)	715,000
Net cash provided by operating activities	789,000	766,000	2,803,000	7,695,000

Cash Flows From Investing Activities:
Capital expenditures	(2,038,000)	(1,380,000)	(2,398,000)	(2,165,000)
Reimbursements (escrows) for capital expenditures, net	391,000	(284,000)	(378,000)	(308,000)
Net cash used in investing activities	(1,647,000)	(1,664,000)	(2,776,000)	(2,473,000)

Cash Flows From Financing Activities:
Principal payments of mortgage notes payable	(801,000)	(540,000)	(730,000)	(683,000)
Payment of deferred financing costs	—	—	—	(560,000)
Contributions from (distributions to) majority stockholder	402,000	1,587,000	478,000	(3,591,000)
Net cash (used in) provided by financing activities	(399,000)	1,047,000	(252,000)	(4,834,000)

Net (decrease) increase in cash and cash equivalents	(1,257,000)	149,000	(225,000)	388,000

Cash and cash equivalents, beginning of period	5,354,000	5,579,000	5,579,000	5,191,000
Cash and cash equivalents, end of period	$4,097,000	$5,728,000	$5,354,000	$5,579,000

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$2,528,000	$2,462,000	$3,278,000	$2,421,000
Cash paid during the period for income taxes	$—	$—	$—	$—
Non - cash (distributions) to majority stockholder	$(820,000)	$(2,758,000)	$(2,403,000)	$(21,025,000)

See accompanying notes to combined financial statements

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 1 — NATURE OF BUSINESS

The Central Florida Senior Housing Portfolio (“Portfolio” or “Communities”) consists of nine geographically concentrated senior living facilities located in Central Florida. The Portfolio comprises 1,140 units consisting of 54% assisted living, 34% independent living and 12% memory care. The nine facilities includes (1) Balmoral Assisted Living in Lake Placid, Florida; (2) Bayside Terrace in Pinellas Park, Florida; (3) Bradenton Oaks in Bradenton, Florida; (4) Forest Oaks of Spring Hill in Spring Hill, Florida; (5) Lake Morton Plaza in Lakeland, Florida; (6) Renaissance Retirement Center in Sanford, Florida; (7) Spring Haven Retirement in Winter Haven, Florida; (8) Spring Oaks in Brooksville, Florida; and (9) The Grande in Brooksville, Florida.

These Communities have a total of 1,487 beds with an average unit size of 423 square feet, have a total of 627,958 square footage, sit on approximately 65 acres, and were built between 1960 and 2008.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements include the accounts of NIC 4 The Grande Leasing LLC, NIC 4 The Grande Owner LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 Bradenton Oaks Owner LLC, NIC 4 Spring Oaks Leasing LLC, NIC 4 Spring Oaks Owner LLC, NIC 4 Bayside Terrace Leasing LLC, NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Balmoral Owner LLC, NIC 5 Spring Haven Leasing LLC, NIC 5 Spring Haven Owner LLC, NIC 5 Renaissance Retirement Leasing LLC, NIC 5 Renaissance Retirement Owner LLC, NIC 5 Forest Oaks Leasing LLC, NIC 5 Forest Oaks Owner LLC, NIC 5 Lake Morton Plaza Leasing LLC, and NIC 5 Lake Morton Plaza Owner LLC, all of which are owned by subsidiaries of New Senior Investment Group Inc. (“New Senior”).

These carve-out combined financial statements as of and for each of the periods presented have been prepared on a stand-alone basis derived from the related accounting records of each Community. The accompanying carve-out combined financial statements reflect the historical results of operations, financial position, and cash flows of the Portfolio as they were historically operated, and are presented in conformity with U.S. generally accepted accounting principles (“GAAP”).

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The carve-out Combined Balance Sheets reflect those assets and liabilities that represent elements of the historical financial position of the Portfolio. The carve-out combined financial statements reflect allocations of certain expenses to the extent that they are directly associated with the operations of the Portfolio. These expenses have been allocated to the Portfolio on the basis of direct usage when identifiable, with others allocated based on relevant criteria. Management believes the assumptions underlying the carve-out combined financial statements, including the assumptions regarding allocation of expenses, are reasonable. The amounts allocated in the carve-out combined financial statements are not necessarily indicative of the actual amount of such expenses that would have been recorded had the Portfolio been a stand-alone entity during the periods presented.

All intercompany transactions have been eliminated upon combination.

Interim Combined Financial Information

The interim combined financial information as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 is unaudited and has been prepared on the same basis as the audited combined financial statements. In the opinion of management, such unaudited information includes all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the interim information. Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. All references to September 30, 2017 or to the nine months ended September 30, 2017 and 2016 in the notes to the combined financial statements are unaudited.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and all highly liquid short-term investments with maturities of 90 days or less, when purchased. Short-term investments are stated at cost, which approximates fair value. There were no restrictions on the use of the Portfolio’s operating cash balances as of December 31, 2016 and 2015, and September 30, 2017.

Concentration of Credit Risk

The Portfolio maintains cash accounts with major financial institutions. The cash balances consist of business checking accounts and money market accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. At times, the balances in these accounts may exceed the insured amounts. The Portfolio considers balances in excess of the insured amounts to potentially be a concentration of credit risk. However, the Portfolio has not experienced any losses with respect to cash balances in excess of government-provided insurance and does not anticipate any losses in the future.

Receivables and Other Assets, Net

Receivables and other assets, net consists primarily of escrows held by lenders, resident receivables, net of allowance, and prepaid expenses. The Portfolio assesses the collectability of receivables on an ongoing basis. This assessment is based on several qualitative and quantitative factors, including and as appropriate, the payment history of the resident, the financial strength of the resident and current economic conditions. If the evaluation of these factors indicates it is probable that the Portfolio will not be able to recover the full value of the receivable, the Portfolio provides a specific reserve against the portion of the receivable that the Portfolio estimates may not be recovered. As of September 30, 2017 and December 31, 2016 and 2015, the allowance for bad debt was $300,000 (unaudited), $285,000, and $193,000, respectively, and are netted against “Receivables and other assets, net” in the accompanying Combined Balance Sheets.

Real Estate Investments

Real estate investments are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to forty years. Expenditures for major renewals and betterments that extend the useful lives of real estate investments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In-place lease intangibles represent the estimated fair value of the present value of the estimated rental revenue that would have been forgone, offset by variable costs that would have otherwise been incurred during a reasonable lease-up period, as if the acquired units were vacant at the time of acquisition. Amortization for in-place lease intangibles is calculated on a straight-line basis using an estimated useful life of 24 months. In-place lease intangibles were fully amortized at December 31, 2015.

Deferred Financing Costs

Deferred financing costs consist of fees and direct costs incurred in obtaining financing. Deferred financing costs are presented as a direct deduction from the carrying amount of the related debt liability and are amortized over the terms of the related borrowings using the effective interest rate method as a component of interest expense. Amortized costs of $369,000 (unaudited), $354,000 (unaudited), $471,000, and $423,000 are included in “Interest expense” in the Combined Statements of Operations for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015, respectively.

Impairment of Long-Lived Assets

Management periodically evaluates long-lived assets, including definite lived intangible assets, primarily consisting of the real estate investments, for impairment indicators. If indicators of impairment are present, management evaluates the carrying value of the related real estate investments in relation to the future undiscounted cash flows of the underlying operations. In performing this evaluation, market conditions and management’s current intentions with respect to holding or disposing of the asset are considered. If the sum of the expected future undiscounted cash flows is less than book value, the Portfolio recognizes an impairment loss equal to the amount by which the asset’s carrying value exceeds its fair value. An impairment loss is recognized at the time any such determination is made. No impairment charges were incurred for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015. There can be no assurances, however, that market conditions will not change or demand for the Portfolio’s services will continue, which could result in impairment of long-lived assets in the future.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

Resident fees and services include monthly rental revenue, care income and ancillary income, all of which are recognized monthly as services are provided. Most lease agreements with residents are cancelable by the resident with 30 days’ notice. Ancillary income primarily relates to non-refundable community fees. Non-refundable community fees are recognized on a straight-line basis over the average length of stay of residents, which management estimates to be 24 months.

Deferred Revenue

Deferred revenue primarily includes non-refundable community fees received by the Portfolio when residents move in, and are included within “Accrued expenses and other liabilities” in the Combined Balance Sheets. Deferred revenue amounts are amortized into income on a straight-line basis over the average length of stay of the resident, and are included within “Resident fees and services” in the Combined Statements of Operations. Deferred revenues, net were $420,000 (unaudited), $446,000 and $499,000 as of September 30, 2017 and December 31, 2016 and 2015, respectively.

Income Taxes

Each property within the Central Florida Senior Housing Portfolio is individually owned by an entity that has elected to be treated as a disregarded entity for U.S. federal, state, and local income tax purposes. With respect to each disregarded entity, all income and expenses are reported by the respective sole owner. Accordingly, no provision for income taxes was calculated in the accompanying combined financial statements.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09 Revenues from Contracts with Customers (Topic 606). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. While this ASU specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate. In August 2015, the FASB deferred the effective date of this standard by one year, which will be for fiscal years, and interim periods within those years, beginning after December 15, 2017. Management’s assessment efforts to date include the identification of various revenue streams within the scope of the guidance and the evaluation of certain revenue contracts with residents. Management continues to evaluate the standard and related clarifying guidance issued by the FASB. Currently, management expects to adopt the standard under the modified retrospective approach. Although management’s evaluation of the guidance is ongoing, it does not expect the adoption to have a material impact on its combined financial statements as a substantial portion of its revenue consists of rental income from leasing arrangements, which is excluded from ASU 2014-09. Upon adoption, management anticipates that it will be required to disclose both quantitative and qualitative information about its performance obligations identified based on contracts with customers and to separately disclose the components of its total revenue between lease and non-lease components. Management’s implementation plan includes drafting revised disclosures in accordance with the new standard, calculating the cumulative effect adjustment to be recorded upon adoption, and implementing changes to internal control policies and procedures.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In February 2016, the FASB issued ASU 2016-02 Leases. This standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The effective date of the standard will be for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, and early adoption is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Management continues to assess the guidance and the impact it may have on its combined financial statements and has initiated a review to identify non-lease components, if any, in its lease agreements.

In August 2016, the FASB issued ASU 2016-15 Statement of Cash Flows (Topic 230) — Classification of Certain Cash Receipts and Cash Payments. This standard addresses the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. The effective date of the standard will be for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, and early adoption is permitted. Management does not expect adoption of this ASU to have a material impact on its combined financial statements.

NOTE 3 — REAL ESTATE INVESTMENTS, NET

Real estate investments, net consists of the following:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
Land	$12,915,000	$12,915,000	$12,915,000
Building and improvements	87,595,000	87,595,000	87,597,000
Furniture, fixtures and equipment	16,216,000	14,094,000	11,696,000
	$116,726,000	$114,604,000	$112,208,000

Less accumulated depreciation	(18,888,000)	(15,070,000)	(10,210,000)

Net depreciable assets	$97,838,000	$99,534,000	$101,998,000

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 3 — REAL ESTATE INVESTMENTS, NET, continued

Depreciation expense of real estate investments for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015 totaled $3,820,000 (unaudited), $3,621,000 (unaudited), $4,863,000 and $4,515,000, respectively, and is recorded in “Depreciation and amortization” in the Combined Statements of Operations.

Amortization expense of in-place lease intangibles was $3,688,000 for the year ended December 31, 2015 and is recorded in “Depreciation and amortization” in the Combined Statements of Operations. The in-place lease intangibles were fully amortized as of December 31, 2015.

Impact from Hurricane Irma

Management has completed an initial assessment of the financial impact of Hurricane Irma. The Portfolio has not sustained material damage to date. As of September 30, 2017, the Portfolio recognized $386,000 (unaudited) for damage remediation and other incremental costs which are included in “Other expense” in the Combined Statements of Operations. Management does not expect additional remediation costs in subsequent periods to be material.

NOTE 4 — RECEIVABLES AND OTHER ASSETS, NET

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
Escrows held by lender	$2,353,000	$1,684,000	$1,230,000
Resident receivables, net	858,000	731,000	692,000
Prepaid expenses	582,000	774,000	785,000
Security deposits	112,000	110,000	151,000
Other assets and receivable	198,000	161,000	154,000
Total receivables and other assets	$4,103,000	$3,460,000	$3,012,000

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 5 — ACCRUED EXPENSES AND OTHER LIABILITIES

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
Accounts payable	$1,352,000	$1,767,000	$655,000
Property tax payable	880,000	—	—
Deferred community fees, net	420,000	446,000	499,000
Mortgage interest payable	282,000	279,000	274,000
Rent collected in advance	226,000	220,000	169,000
Security desposits payable	110,000	107,000	149,000
Other liabilities	172,000	31,000	66,000
Total accrued expenses and other liabilities	$3,442,000	$2,850,000	$1,812,000

NOTE 6 — MORTGAGE NOTES PAYABLE, NET

Mortgage notes payable, net consists of the following:

	September 30, 2017 (unaudited)
	Outstanding Face Amount	Carrying Value (A)(B)	Final Stated Maturity	Stated Interest Rate	Weighted Average Maturity (Years)
Fixed Rate (C)	$38,590,000	$38,928,000	Dec 2018- Apr 2020	5.99% to 6.76%	1.5
Floating Rate	28,221,000	27,869,000	Apr 2022	1M LIBOR + 2.34%	4.3
Total	$66,811,000	$66,797,000			2.7

	December 31, 2016		December 31, 2015
	Outstanding Face Amount	Carrying Value (A)(B)	Outstanding Face Amount	Carrying Value (A)(B)
Fixed Rate (C)	$39,171,000	$39,666,000	$39,901,000	$40,614,000
Floating Rate	28,440,000	28,018,000	28,440,000	27,932,000
Total	$67,611,000	$67,684,000	$68,341,000	$68,546,000

(A)	The totals are reported net of deferred financing costs of $969,000 (unaudited), $1,338,000 and $1,809,000 as of September 30, 2017 and December 31, 2016 and 2015, respectively.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 6 — MORTGAGE NOTES PAYABLE, NET, continued

(B)	The totals reported include unamortized premiums of $955,000 (unaudited), $1,411,000, and $2,014,000 as of September 30, 2017, and December 31, 2016, and 2015, respectively.

(C)	The Portfolio bought down the interest rates to 4.00% through August 2015. The interest rates increased to 5.99%, 6.01%, and 6.76%, respectively, thereafter.

The carrying value of the real estate investments securing the fixed rate and floating rate mortgages was $55,750,000 (unaudited) and $42,088,000 (unaudited) as of September 30, 2017, $56,512,000 and $43,022,000 as of December 31, 2016, and $57,730,000 and $44,266,000 as of December 31, 2015, respectively.

The fair values of mortgage notes payable as of September 30, 2017, December 31, 2016 and 2015 was $67,842,000 (unaudited), $69,414,000, and $72,283,000, respectively. Mortgage notes payable are not measured at fair value in the Combined Balance Sheets. The fair value of mortgage notes payable, classified as level 3 within the fair value hierarchy, is based on a discounted cash flow valuation model. Significant inputs in the model include amounts and timing of expected future cash flows and market yields which are constructed based on inputs implied from similar debt offerings.

Aggregate contractual maturities of mortgage notes payable as of December 31, 2016 are as follows:

Year Ending December 31,	Amount
2017	$1,135,000
2018 (A)	32,067,000
2019	697,000
2020 (B)	7,300,000
2021	603,000
Thereafter	25,809,000
Total outstanding face amount	$67,611,000

(A)	Includes a balloon payment of $30,695,000 with an option for the Portfolio to extend the maturity to January 2020.

(B)	Includes a balloon payment of $6,686,000 with an option for the Portfolio to extend the maturity to April 2021.

Interest expense on mortgage notes payable was $2,530,000 (unaudited), $2,457,000 (unaudited), $3,284,000 and $2,556,000, for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015, respectively, and is recorded in “Interest expense” in the Combined Statements of Operations.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 6 — MORTGAGE NOTES PAYABLE, NET, continued

At acquisition in 2013, the parent entity that consolidated the Portfolio borrowed debt collateralized by 11 properties, five of which are in the Portfolio. This debt and the related interest expense were not allocated to the individual properties and as such, are not reflected in the Statement of Operations for the year ended December 31, 2015. The debt was refinanced in March 2015 whereby the parent entity paid off the debt. Had the debt been allocated down to the individual properties, interest expense would have increased to $3,451,000 and a loss on extinguishment of debt (which includes the write off of related unamortized deferred financing costs, mortgage discounts, exit fees, and other costs as of the date of the refinancing) of $950,000 would have been recorded in the Combined Statement of Operations, respectively, for the year ended December 31, 2015.

NOTE 7 — RELATED PARTY TRANSACTIONS

Management Fees

The Portfolio is a party to Property Management Agreements with Holiday Retirement (“Holiday” or “Property Manager”), a portfolio company that is majority owned by a private equity fund managed by an affiliate of Fortress Investment Group LLC (“Fortress”) to manage the Communities. New Senior is externally managed and advised by an affiliate of Fortress. Pursuant to these Property Management Agreements, the Portfolio pays monthly property management fees equal to 6% to 7% of effective gross income. Other amounts paid to Holiday that are included in “Property operating expenses” in the Combined Statements of Operations are payroll expense and travel reimbursements costs, which amounted to $10,704,000 (unaudited), $10,490,000 (unaudited), $14,002,000 and $13,045,000 during the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015, respectively. The payroll expense is structured as a reimbursement to Holiday, who is the employer of record. Management fee expense amounted to $1,799,000 (unaudited), $1,445,000 (unaudited), $2,059,000 and $2,104,000, during the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015, respectively. As of September 30, 2017 and December 31, 2016 and 2015, related party payables related to management fees totaled $203,000 (unaudited), $210,000 and $199,000, respectively, and are included in “Accrued expenses and other liabilities” in the Combined Balance Sheets.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Portfolio may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Portfolio is not a party to any material legal proceedings, nor is management aware of any pending or threatened litigation that would have a material adverse effect on the Portfolio’s business, combined operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Environmental Matters

While there can be no assurance that a material environmental liability does not exist at its properties, management is not currently aware of any environmental liability with respect to its properties that would have a material effect on its combined financial position, results of operations or cash flows. Further, management is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that it believes would require additional disclosure or the recording of a loss contingency.

Other

The Portfolio’s other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In management’s view, these matters are not expected to have a material adverse effect on its combined financial position, results of operations, or cash flows.

Indemnities and Guarantees

During the normal course of business, the Portfolio has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Portfolio indemnifies its employees and agents to the maximum extent permitted under the laws of the state of Florida. Additionally, the Portfolio indemnifies financial institutions against any and all claims, losses, liabilities, damages, penalties, and expenses which the Portfolio may directly or indirectly sustain or suffer resulting from a breach of the mortgage notes payable. Historically, the Portfolio has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying Combined Balance Sheets.

CENTRAL FLORIDA SENIOR HOUSING PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and
For The Years Ended December 31, 2016 and 2015

NOTE 9 — SUBSEQUENT EVENTS

These combined financial statements include a discussion of material events, if any, which have occurred subsequent to September 30, 2017 (referred to as subsequent events) through the issuance of the combined financial statements.

On November 1, 2017, the Portfolio was acquired by GAHC4 Central FL Senior Housing Portfolio, LLC, a wholly-owned subsidiary of Griffin-American Healthcare REIT IV, Inc., for $109,500,000, plus closing costs, utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure and which allows for GAHCR IV to participate in both the rental and operational cash flows of each facility while relying on a third-party manager.